Exhibit 4.2

Upon recording, return to:

Ms. Shawne M. Keenan

Sutherland Asbill & Brennan LLP

999 Peachtree Street, N.E.

Atlanta, Georgia 30309-3996

PURSUANT TO §44-14-35.1 OF OFFICIAL CODE OF GEORGIA ANNOTATED, THIS INSTRUMENT EMBRACES,

COVERS AND CONVEYS SECURITY TITLE TO AFTER-ACQUIRED PROPERTY OF THE GRANTOR

OGLETHORPE POWER CORPORATION

(AN ELECTRIC MEMBERSHIP CORPORATION),

GRANTOR,

to

U.S. BANK NATIONAL ASSOCIATION,

TRUSTEE

SIXTY-FIRST SUPPLEMENTAL

INDENTURE

Relating to the

Oglethorpe Power Corporation First Mortgage Bonds,

Series 2011 A

Dated as of August 1, 2011

FIRST MORTGAGE OBLIGATIONS

NOTE TO THE CLERK OF THE SUPERIOR COURT AND TAX COMMISSIONER:  BECAUSE THIS INSTRUMENT SECURES BONDS AND NOT A LONG TERM NOTE, THIS INSTRUMENT IS EXEMPT FROM THE INTANGIBLES RECORDING TAX PURSUANT TO THE RULES AND REGULATIONS OF THE STATE OF GEORGIA §560-11-8-.14(d).

THIS SIXTY-FIRST SUPPLEMENTAL INDENTURE, dated as of August 1, 2011, is between OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION), formerly known as Oglethorpe Power Corporation (An Electric Membership Generation & Transmission Corporation), an electric membership corporation organized and existing under the laws of the State of Georgia, as grantor (the “Company”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as successor to SunTrust Bank, formerly known as SunTrust Bank, Atlanta, as trustee (in such capacity, the “Trustee”).

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of March 1, 1997 (the “Original Indenture”), for the purpose of securing its Existing Obligations and providing for the authentication and delivery of Additional Obligations by the Trustee from time to time under the Original Indenture;

WHEREAS, the Company has heretofore executed and delivered to the Trustee sixty Supplemental Indentures (the Original Indenture, as heretofore, hereby and hereafter supplemented and modified, the “Indenture”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Indenture, as provided in Section 3.1 hereof), and the Original Indenture and the sixty Supplemental Indentures have been recorded as set forth on Schedule 1;

WHEREAS, the Board of Directors of the Company has authorized a new series of Additional Obligations to be designated the First Mortgage Bonds, Series 2011 A, due September 1, 2050 in the principal amount of Three Hundred Million Dollars ($300,000,000) (the “Series 2011 A Bonds”);

WHEREAS, the Company has registered the Series 2011 A Bonds under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “SEC”);

WHEREAS, the Company has complied or will comply with all provisions required to issue Additional Obligations provided for in the Indenture;

WHEREAS, the Company desires to execute and deliver this Sixty-First Supplemental Indenture, in accordance with the provisions of the Indenture, for the purpose of providing for the creation and designation of the Series 2011 A Bonds as Additional Obligations and specifying the form and provisions thereof;

WHEREAS, Section 12.1 of the Indenture provides that, without the consent of the Holders of any of the Obligations at the time Outstanding, the Company, when authorized by a Board Resolution, and the Trustee may enter into Supplemental Indentures for the purposes and subject to the conditions set forth in said Section 12.1, including to create additional series of Obligations under the Indenture and to make provisions for such additional series of Obligations; and

WHEREAS, all acts and proceedings required by law and by the Articles of Incorporation and Bylaws of the Company necessary to secure under the Indenture the payment of the principal of (and premium, if any) and interest on the Series 2011 A Bonds, to make the Series 2011 A Bonds to be issued hereunder, when executed by the Company, authenticated and delivered by the Trustee and duly issued, the valid, binding and legal obligations of the Company, and to constitute the Indenture a valid and binding lien for the security of the Series 2011 A Bonds, in accordance with its terms, have been done and taken; and the execution and delivery of this Sixty-First Supplemental Indenture have been in all respects duly authorized by the Company;

NOW, THEREFORE, THIS SIXTY-FIRST SUPPLEMENTAL INDENTURE WITNESSES, that, to secure the payment of the principal of (and premium, if any) and interest on the Outstanding Secured Obligations, including, when authenticated and delivered, the Series 2011 A Bonds, to confirm the lien of the Indenture upon the Trust Estate, including property purchased, constructed or otherwise acquired by the Company since the date of execution of the Original Indenture, to secure performance of the covenants therein and herein contained, to declare the terms and conditions on which the Series 2011 A Bonds are secured, and in consideration of the premises thereof and hereof, the Company by these presents does grant, bargain, sell, alienate, remise, release, convey, assign, transfer, mortgage, hypothecate, pledge, set over and confirm to the Trustee, and its successors and assigns in the trust created thereby and hereby, in trust, all property, rights, privileges and franchises (other than Excepted Property or Excludable Property) of the Company, whether now owned or hereafter acquired, of the character described in the Granting Clauses of the Indenture, wherever located, including all such property, rights, privileges and franchises acquired since the date of execution of the Original Indenture, including, without limitation, all property described on Exhibit A attached hereto, subject to all exceptions, reservations and matters of the character referred to in the Indenture, and does grant a security interest therein for the purposes expressed herein and in the Indenture subject in all cases to Sections 5.2 and 11.2 B of the Indenture and to the rights of the Company under the Indenture, including the rights set forth in Article V thereof; but expressly excepting and excluding from the lien and operation of the Indenture all properties of the character specifically excepted as “Excepted Property” or “Excludable Property” in the Indenture to the extent contemplated thereby.

PROVIDED, HOWEVER, that if, upon the occurrence of an Event of Default, the Trustee, or any separate trustee or co-trustee appointed under Section 9.14 of the Indenture or any receiver appointed pursuant to statutory provision or order of court, shall have entered into possession of all or substantially all of the Trust Estate, all the Excepted Property described or referred to in Paragraphs A through H, inclusive, of “Excepted Property” in the Indenture then owned or thereafter acquired by the Company, shall immediately, and, in the case of any Excepted Property described or referred to in Paragraphs I, J, L, N and P of “Excepted Property” in the Indenture (excluding the property described in Section 2 of Exhibit B in the Original Indenture), upon demand of the Trustee or such other trustee or receiver, become subject to the lien of the Indenture to the extent permitted by law, and the Trustee or such other trustee or receiver may, to the extent permitted by law, at the same time likewise take possession thereof, and whenever all Events of Default shall have been cured and the possession of all or substantially all of the Trust Estate shall have been restored to the Company, such Excepted Property shall again be excepted and excluded from the lien of the Indenture to the extent and otherwise as hereinabove set forth and as set forth in the Indenture.

The Company may, however, pursuant to the Granting Clause Third of the Indenture, subject to the lien of the Indenture any Excepted Property or Excludable Property, whereupon the same shall cease to be Excepted Property or Excludable Property.

TO HAVE AND TO HOLD all such property, rights, privileges and franchises hereby and hereafter (by a Supplemental Indenture or otherwise) granted, bargained, sold, alienated, remised, released, conveyed, assigned, transferred, mortgaged, hypothecated, pledged, set over or confirmed as aforesaid, or intended, agreed or covenanted so to be, together with all the tenements, hereditaments and appurtenances thereto appertaining (said properties, rights, privileges and franchises, including any cash and securities hereafter deposited or required to be deposited with the Trustee (other than any such cash which is specifically stated in the Indenture not to be deemed part of the Trust Estate) being part of the Trust Estate), unto the Trustee, and its successors and assigns in the trust created by the Indenture, forever.

SUBJECT, HOWEVER, to (i) Permitted Exceptions and (ii) to the extent permitted by Section 13.6 of the Indenture as to property hereafter acquired (a) any duly recorded or perfected prior mortgage or other lien that may exist thereon at the date of the acquisition thereof by the Company and (b) purchase money mortgages, other purchase money liens, chattel mortgages, conditional sales agreements or other title retention agreements created by the Company at the time of acquisition thereof.

BUT IN TRUST, NEVERTHELESS, with power of sale, for the equal and proportionate benefit and security of the Holders from time to time of all the Outstanding Secured Obligations without any priority of any such Obligation over any other such Obligation and for the enforcement of the payment of such Obligations in accordance with their terms.

UPON CONDITION that, until the happening of an Event of Default and subject to the provisions of Article V of the Indenture, and not in limitation of the rights elsewhere provided in the Indenture, including the rights set forth in Article V of the Indenture, the Company shall be permitted to (i) possess and use the Trust Estate, except cash, securities, Designated Qualifying Securities and other personal property deposited, or required to be deposited, with the Trustee, (ii) explore for, mine, extract, separate and dispose of coal, ore, gas, oil and other minerals, and harvest standing timber, and (iii) receive and use the rents, issues, profits, revenues and other income, products and proceeds of the Trust Estate.

THE INDENTURE, INCLUDING THIS SIXTY-FIRST SUPPLEMENTAL INDENTURE, is intended to operate and is to be construed as a deed passing title to the Trust Estate and is made under the provisions of the laws of the State of Georgia relating to deeds to secure debt, and not as a mortgage or deed of trust, and is given to secure the Outstanding Secured Obligations.  Should the indebtedness secured by the Indenture be paid according to the tenor and effect thereof when the same shall become due and payable and should the Company perform all covenants contained in the Indenture in a timely manner, then the Indenture shall be canceled and surrendered.

AND IT IS HEREBY COVENANTED AND DECLARED that the Series 2011 A Bonds are to be authenticated and delivered and the Trust Estate is to be held and applied by the Trustee, subject to the covenants, conditions and trusts set forth herein and in the Indenture, and the Company does hereby covenant and agree to and with the Trustee, for the equal and proportionate benefit of all Holders of the Outstanding Secured Obligations, as follows:

ARTICLE I

DEFINITIONS

Section 1.1                                   Definitions.

All words and phrases defined in Article I of the Indenture shall have the same meaning in this Sixty-First Supplemental Indenture, except as otherwise appears herein, in this Article I or unless the context clearly requires otherwise.  In addition, the following terms have the following meaning in this Sixty-First Supplemental Indenture unless the context clearly requires otherwise.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York or Georgia are generally authorized or obligated by law or executive order to close.

“Closing Date” means August 19, 2011.

“Interest Payment Date” means March 1 and September 1 of each year, commencing on March 1, 2012.

“Record Date” means the 15th day (whether or not a Business Day) of the calendar month immediately preceding such Interest Payment Date.

“Securities Depository” means The Depository Trust Company and its successors and assigns or any other securities depository selected by the Company which agrees to follow the procedures required to be followed by such securities depository in connection with the Series 2011 A Bonds.

ARTICLE II

THE SERIES 2011 A BONDS AND
CERTAIN PROVISIONS RELATING THERETO

Section 2.1                                   Terms of the Series 2011 A Bonds.

There shall be created and established a series of Additional Obligations known as and entitled the “First Mortgage Bonds, Series 2011 A” (the “Series 2011 A Bonds”).

The aggregate principal amount of the Series 2011 A Bonds which may be authenticated, delivered and Outstanding at any one time is limited to Three Hundred Million Dollars ($300,000,000).  The Series 2011 A Bonds shall consist of bonds in an aggregate principal amount of $300,000,000, due September 1, 2050.

The Series 2011 A Bonds shall bear interest from their date of issuance, payable semi-annually on March 1 and September 1 of each year, commencing on March 1, 2012.  The Series 2011 A Bonds shall bear interest at the annual rate of 5.25%.

The principal and the Redemption Price of, and interest on, the Series 2011 A Bonds shall be paid to the Person in whose name that Obligation (or one or more Predecessor Obligations) is registered at the close of business on the Record Date applicable to such Interest Payment Date or Redemption Date.  Interest on the Series 2011 A Bonds shall be computed on the basis of a 360-day year of twelve 30-day months.  The Series 2011 A Bonds shall be dated the date of authentication.

The Series 2011 A Bonds shall be issued as fully registered global bonds without coupons and in denominations of $1,000 or any integral multiple thereof.  The Series 2011 A Bonds shall be registered in the name of Cede & Co., as nominee of the Securities Depository, pursuant to the Securities Depository’s Book-Entry System.  When the Series 2011 A Bonds are held in the Book-Entry System, purchases of beneficial interests in the Series 2011 A Bonds shall be made in book-entry form, without certificates.  If at any time the Book-Entry System is discontinued for the Series 2011 A Bonds, the Series 2011 A Bonds shall be exchangeable for other fully registered certificated Series 2011 A Bonds of like tenor and of an equal aggregate principal amount, in authorized denominations.  The Trustee may impose a charge sufficient to reimburse the Company or the Trustee for any tax, fee or other governmental charge required to be paid with respect to such exchange or any transfer of a Series 2011 A Bond.  The cost, if any, of preparing each new Series 2011 A Bond issued upon such exchange or transfer, and any other expenses of the Company or the Trustee incurred in connection therewith, shall be paid by the person requesting such exchange or transfer.

Interest on the Series 2011 A Bonds shall be payable by check mailed to the registered owners thereof.  However, interest on the Series 2011 A Bonds shall be paid to any owner of $1,000,000 or more in aggregate principal amount of the Series 2011 A Bonds by wire transfer to a wire transfer address within the continental United States upon the written request of such owner received by the Trustee not less than five days prior to the Record Date.  As long as the Series 2011 A Bonds are registered in the name of Cede & Co., as nominee of the Securities Depository, such payments shall be made directly to the Securities Depository.

Section 2.2                                   Optional Redemption.

(a)                                  The Company may redeem the Series 2011 A Bonds, in whole or in part, on any date or from time to time prior to their maturity, at its option. The Redemption Price for the Series 2011 A Bonds will be equal to the greater of:

(i) 100% of the principal amount of the Series 2011 A Bonds being redeemed; and

(ii) the sum of the present values of the remaining principal and interest payments on the Series 2011 A Bonds being redeemed (excluding interest accrued and unpaid through the Redemption Date), discounted on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of (x) the yield to maturity, determined on the third Business Day prior to the Redemption Date, of a U.S. Treasury security having a life equal to the remaining average life of the maturity of Series 2011 A Bonds being redeemed and trading in the secondary market at the price closest to par, and (y) 25 basis points, plus in each case accrued and unpaid interest thereon to but excluding the Redemption Date.

(b)                                 If there is no U.S. Treasury security having a life equal to the remaining average life of the Series 2011 A Bonds being redeemed, the discount rate will be calculated using a yield to maturity determined on a straight-line basis (rounding to the nearest calendar month, if necessary) from the average yield to maturity, determined on the third Business Day prior to the Redemption Date, of two U.S. Treasury securities having lives most closely corresponding to the remaining average life of the Series 2011 A Bonds being redeemed and trading in the secondary market at the price closest to par.

(c)                                  Notice of redemption shall be given by first class mail, postage prepaid, mailed not less than 30 and not more than 60 days prior to the Redemption Date to the registered address of each Holder of Series 2011 A Bonds being redeemed, except as otherwise required by the procedures of the Securities Depository.  Notice of redemption of the Series 2011 A Bonds shall be given by the Company or at the Company’s request, by the Trustee in the name and at the expense of the Company.

(d)                                 If less than all of the Outstanding Series 2011 A Bonds are to be redeemed, the Series 2011 A Bonds to be redeemed will be selected by the Trustee in any method it deems fair and appropriate, and the portion of the Series 2011 A Bonds not so redeemed will be in integral multiples of $1,000.

(e)                                  If, at the time notice of the optional redemption of the Series 2011 A Bonds is given, the Company has not deposited sufficient funds with the Trustee to pay the full Redemption Price of the Series 2011 A Bonds to be redeemed, the notice of optional redemption will so state and will further state that the Series 2011 A Bonds will remain Outstanding as though no redemption notice had been given unless the Company provides, or causes to be provided, to the Trustee, by 2:00 p.m. New York City Time on the Redemption Date, funds sufficient to pay the full Redemption Price of the Series 2011 A Bonds to be redeemed.  The failure of the Company to deposit sufficient funds with the Trustee to effect the redemption will not constitute a payment or other default by the Company under the Indenture and the Company will not be liable to any Holder of those Series 2011 A Bonds as a result of the failed redemption.  If the Company has deposited funds with the Trustee sufficient to pay the full Redemption Price of the Series 2011 A Bonds to be redeemed at the time notice of the optional redemption is given, then the Company is obligated to redeem the Series 2011 A Bonds as provided in that notice.

Section 2.3                                   Form of the Series 2011 A Bonds.  The Series 2011 A Bonds and the Trustee’s certificate of authentication for the Series 2011 A Bonds shall be substantially in the form set forth in Exhibit B attached hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted in the Indenture.

Section 2.4                                   Use of Proceeds.  The Company expects the proceeds of this offering of the Series 2011 A Bonds, net of the underwriters’ discounts and estimated offering expenses, to be $296,265,000.  The Company will use the net proceeds of this offering to finance a portion of the costs associated with the Company’s participation in two additional nuclear units at the Alvin W. Vogtle Plant located in Burke County, Georgia, to redeem outstanding commercial paper and for general corporate purposes.

ARTICLE III

MISCELLANEOUS

Section 3.1                                   Supplemental Indenture.  This Sixty-First Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture, and shall form a part thereof, and the Indenture, as heretofore supplemented and as hereby supplemented and modified, is hereby confirmed.  Except to the extent inconsistent with the express terms of this Sixty-First Supplemental Indenture and the Series 2011A Bonds, all of the provisions, terms, covenants and conditions of the Indenture generally applicable to all Obligations shall be applicable to the Series 2011 A Bonds to the same extent as if specifically set forth herein.  All references herein to Sections, Articles, definitions or other provisions of the Indenture shall be to such Sections, Articles, definitions and other provisions as they may be amended or modified from time to time pursuant to the Indenture.  All capitalized terms used in this Sixty-First Supplemental Indenture, unless defined herein, shall have the same meanings assigned to them in the Indenture, except in cases where the context clearly indicates otherwise.

Section 3.2                                   Recitals.  All recitals in this Sixty-First Supplemental Indenture are made by the Company only and not by the Trustee; and all of the provisions contained in the Indenture, in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.

Section 3.3                                   Successors and Assigns.  Whenever in this Sixty-First Supplemental Indenture any of the parties hereto is named or referred to, this shall, subject to the provisions of Articles IX and XI of the Indenture, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Sixty-First Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

Section 3.4                                   No Rights, Remedies, Etc.  Nothing in this Sixty-First Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the Holders of the Outstanding Secured Obligations, any right, remedy or claim under or by reason of this Sixty-First Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Sixty-First Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto and of the Holders of Outstanding Secured Obligations.

Section 3.5                                   Counterparts.  This Sixty-First Supplemental Indenture may be executed in several counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts, or as many of them as the Company and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument.

Section 3.6                                   Security Agreement; Mailing Address.  To the extent permitted by applicable law, this Sixty-First Supplemental Indenture shall be deemed to be a Security Agreement and Financing Statement whereby the Company grants to the Trustee a security interest in all of the Trust Estate that is personal property or fixtures under the Uniform Commercial Code, as adopted or hereafter adopted in one or more of the states in which any part of the properties of the Company are situated.

The mailing address of the Company, as debtor, is:

Oglethorpe Power Corporation

2100 East Exchange Place

Tucker, Georgia 30084-5336

and the mailing address of the Trustee, as secured party, is:

U.S. Bank National Association

Attention:  Corporate Trust Services

1349 West Peachtree Street, NW

Suite 1050, Two Midtown Plaza

Atlanta, Georgia 30309

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IN WITNESS WHEREOF, the parties hereto have caused this Sixty-First Supplemental Indenture to be duly executed under seal as of the day and year first written above.

Company:	OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIPCORPORATION), an electric membership corporation organized under the laws of the State of Georgia

By:
Elizabeth B. Higgins
Executive Vice President and
Chief Financial Officer

Signed, sealed and delivered	Attest:
by the Company in the presence of:		Patricia N. Nash
Secretary

[CORPORATE SEAL]
Witness

Notary Public

(Notarial Seal)

My commission expires:

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[Signatures Continued from Previous Page]

Trustee:	U.S. BANK NATIONAL ASSOCIATION, a national banking association

By:
Signed and delivered		Authorized Agent
by the Trustee in the
Presence of:

Witness

Notary Public

(Notarial Seal)

My commission expires:

Exhibit A

All property of the Company in the Counties in Appling, Burke, Carroll, Coweta, DeKalb, Floyd, Hart, Heard, Monroe, Talbot, Toombs, Warren and Washington, State of Georgia; including, without limitation, the properties more specifically described below:

1.                                      Carroll County, Georgia

Tract 1:

All that tract or parcel of land lying and being in Land Lot Numbers 133, 139,140, 141,151, & 152, in the 4th District, of Carroll County, Georgia, and being more particularly described as follows:

BEGINNING at a 1/2-inch rebar found located at the northwest corner of Land Lot 151, thence continuing along the western margin of said Land Lot, South 02 degrees 00 minutes 03 seconds West, a distance of 787.76 feet to a 1/2-inch rebar found located on the northerly right-of-way of an unpaved county road (40-foot right-of-way); Thence continuing along said northerly right-of-way, North 78 degrees 21 minutes 34 seconds West, a distance of 114.73 feet to a point; Thence North 74 degrees 46 minutes 29 seconds West, a distance of 119.09 feet to a point, Thence North 72 degrees 19 minutes 44 seconds West, a distance of 135.08 feet to a point; Thence North 67 degrees 05 minutes 11 seconds West, a distance of 113.58 feet to a point, Thence North 67 degrees 55 minutes 08 seconds West, a distance of 114.47 feet to a 5/8-inch rebar set; Thence North 20 degrees 32 minutes 49 seconds East, a distance of 20.01 feet to a 5/8-inch rebar set at the intersection of the northerly right-of-way of said unpaved county road and the northerly right-of-way of Staples Dairy Road (80-foot right-of-way), Thence continuing along said northerly right-of-way, North 70 degrees 59 minutes 14 seconds West, a distance of 206.54 feet to a point; Thence North 69 degrees 01 minutes 32 seconds West, a distance of 106.31 feet to a point; Thence North 63 degrees 15 minutes 36 seconds West, a distance of 123.72 feet to a point; Thence North 56 degrees 59 minutes 04 seconds West, a distance of 82.26 feet to a point; Thence North 46 degrees 13 minutes 27 seconds West, a distance of 81 16 feet to a point; Thence North 34 degrees 10 minutes 08 seconds West, a distance of 89.40 feet to a point; Thence North 21 degrees 09 minutes 00 seconds West, a distance of 92.06 feet to a point; Thence North 09 degrees 43 minutes 23 seconds West, a distance of 102.75 feet to a point, Thence North 02 degrees 39 minutes 35 seconds West, a distance of 93.35 feet to a 1/2-inch rebar found; Thence departing said right-of-way, South 88 degrees 33 minutes 56 seconds East, a distance of 1125.77 feet to a 1/2-inch rebar found; Thence along a curve to the right having an arc length of 158.66 feet, with a radius of 100.00 feet, at a chord bearing of North 46 degrees 55 minutes 25 seconds East, for a distance of 142.53 feet to a 1/2-inch rebar found; Thence North 02 degrees 21 minutes 10 seconds East, a distance of 869.93 feet to a 5/8-inch rebar set; Thence North 80 degrees 27 minutes 25 seconds East, a distance of 464.43 feet to a 1/2-inch rod found; Thence North 89 degrees 36 minutes 19 seconds East, a distance of 475.52 feet to a 3/4-inch open top pipe found; Thence North 00 degrees 01 minutes 58 seconds East, a distance of 1905.25 feet to a point; Thence South 88 degrees 23 minutes 46 seconds East, a distance of 626.05 feet to a 1/2-inch rebar found; Thence South 88 degrees 27 minutes 53 seconds East, a distance of 836.67 feel to a 2-inch post found; Thence South 01 degrees 18 minutes 49 seconds West, a distance of 562.86 feet to a 1/2-inch rebar found; Thence South 01 degrees 27 minutes 02 seconds West, a distance of 986.72 feet to a painted rock found; Thence South 88 degrees 45 minutes 24 seconds East, a distance of 1030.37 feet to a 5/8-inch rebar found; Thence South 88 degrees 46 minutes 41 seconds East, a distance of 762.29 feet to a 1/2-inch rebar found; Thence South 88 degrees 45 minutes 59 seconds East, a distance of 271.42 feet to a 1-1/2-inch open top pipe found; Thence South 00 degrees 36 minutes 28 seconds East, a distance of 420.77 feet to a 1/2-inch rebar found; Thence South 00 degrees 32 minutes 48 seconds East, a distance of 1122.45 feet to a 1-inch open top pipe found; Thence North 88 degrees 33 minutes 26 seconds West, a distance of 338.10 feet to a 1-inch open top pipe found; Thence North 87 degrees 02 minutes 38 seconds West, a distance of 4145.55 feet to a 1/2-inch rebar found, said 1/2-inch rebar being the TRUE POINT OF BEGINNING;

Said tract of land contains 211.22 Acres and Is more particularly described as Tract 1 on a boundary survey prepared by GeoSurvey, Ltd., for Georgia Power Company, certified by Trenton D. Turk, Georgia Registered Land Surveyor No. 2411, dated December 8, 2010, and last revised on December 21, 2010.

Tract 2:

All that tract or parcel of land lying and being in Land Lot Number 152, in the 4th District, of Carroll County, Georgia, and being more particularly described as follows:

Commencing at a 1/2-inch rebar found located at the northwest corner of Land Lot 151, thence continuing along the western margin of said Land Lot, South 02 degrees 00 minutes 03 seconds West, a distance of 787.76 feet to a 1/2-inch rebar found located on the northerly right-of-way of an unpaved county road (40-foot right-of-way); Thence South 01 degrees 55 minutes 16 seconds West, a distance of 40.29 feet to a 1/2-inch rebar found located on the southerly right-of-way of said unpaved county road, and the TRUE POINT OF BEGINNING; Thence continuing along said western margin of Land Lot 151, South 02 degrees 03 minutes 08 seconds West, a distance of 672.36 feet to a 1/2-inch open top pipe found; Thence departing said Land Lot line, North 88 degrees 27 minutes 47 seconds West, a distance of 1923.64 feet to a 1/2-inch rebar found on the easterly right-of-way of an unpaved county road (30-foot right-of-way); Thence continuing along said easterly right-of-way the following twelve courses:  North 43 degrees 37 minutes 58 seconds East, a distance of 50.86 feet to a point; Thence North 37 degrees 30 minutes 57 seconds East, a distance of 130.13 feet to a point; Thence North 46 degrees 13 minutes 36 seconds East, a distance of 129.08 feet to a point; Thence North 47 degrees 21 minutes 38 seconds East, a distance of 134.77 feet to a point; Thence North 47 degrees 52 minutes 56 seconds East, a distance of 132.23 feet to a point; Thence North 49 degrees 23 minutes 56 seconds East, a distance of 134.23 feet to a point, Thence North 50 degrees 09 minutes 07 seconds East, a distance of 131.76 feet to a point; Thence North 50 degrees 17 minutes 59 seconds East, a distance of 133.92 feet to a point; Thence North 48 degrees 59 minutes 18 seconds East, a distance of 116.84 feet to a point Thence North 42 degrees 55 minutes 53 seconds East, a distance of 105.40 feet to a point; Thence North 39 degrees 23 minutes 14 seconds East, a distance of 111.32 feet to a point; Thence North 25 degrees 25 minutes 25 seconds East, a distance of 43.07 feet to a point located at the intersection of said easterly right-of-way with the southerly right-of-way of Staples Dairy Road (80-foot right-of-way); Thence continuing along said southerly right-of-way, South 63 degrees 15 minutes 36 seconds East, a distance of 114.01 feet to a point Thence South 69 degrees 01 minutes 32 seconds East, a distance of 111.71 feet to a point; Thence South 70 degrees 59 minutes 14 seconds East, a distance of 205.77 feet to a 5/8-inch rebar found; Thence North 20 degrees 32 minutes 49 seconds East, a distance of 20.01 feet to a 5/8-inch rebar found at the Intersection of said southerly right-of-way of Staples Dairy Road and the southerly right-of-way of said unpaved county road (40-foot right-of-way); Thence continuing along the southerly right-of-way of said unpaved county road, South 67 degrees 55 minutes 08 seconds East, a distance of 113.11 feet to a point; Thence South 67 degrees 05 minutes 11 seconds East, a distance of 115.12 feet to a point; Thence South 72 degrees 19 minutes 44 seconds East, a distance of 137.77 feat to a point, Thence South 74 degrees 46 minutes 29 seconds East, a distance of 121.37 feet to a point, Thence South 78 degrees 29 minutes 51 seconds East, a distance of 122.60 feet to a 1/2-inch rebar found, said 1/2-inch rebar being the TRUE POINT OF BEGINNING;

Said tract of land contains 28.65 Acres and is more particularly described as Tract 2 on a boundary survey prepared by GeoSurvey, Ltd., for Georgia Power Company, certified by Trenton D. Turk, Georgia Registered Land Surveyor No. 2411, dated December 8, 2010. and last revised on December 21, 2010

The above-described property includes all or portions of the property described in the following Warranty Deeds recorded in the Public Real Estate Record of Carroll County, Georgia:  (1) from Hester Bennett to North Georgia Timberland Company dated December 18, 1951, recorded in Deed Book 98, Page 2; (2) from Helen B. Jackson to North Georgia Timberland Company dated February 21, 1953, recorded in Deed Book 101, Page 43; (3) from Tyre Watson to North Georgia Timberland Company dated July 15, 1953, recorded in Deed Book 101, Page 325; and (4) from James S. Taylor, James L. Taylor and Claudius L. Taylor dated April 11, 1980, recorded in Deed Book 405, Page 769.

LESS AND EXCEPT:  All that tract or parcel of land located partially within the foregoing property and described as Tract 2, containing 0.71 acres, more or less, as shown on Plat recorded at Plat Book 86, Page 171, Carroll Comity, Georgia, records.

2.                                      Monroe County, Georgia

All that tract or parcel of land lying and being in Land Lots 171 and 178 of the Fifth Land District of Monroe County, Georgia, containing 18.83 acres, more or less, and being known and designated as Tract B2-B, according to that certain plat of survey prepared by Robert W. Hurley, III, GRLS No. 2184, dated July 11, 1992, revised on March 14, 1997 and recorded in Plat Book 22, Page 55, Clerk’s Office, Monroe Superior Court.  Said Tract has such location, size, shape, metes, bounds and dimensions as shown on said plat which by reference thereto is made a part hereof in aid of a more complete and accurate description.

Deed Reference:  Deed Book 540, Page 91, said Clerk’s Office.

ALSO conveyed is a 20-foot easement which runs along the northern boundary of the property of Luther F. Weaver and Flora W. Weaver as described in Deed Book 382, Page 54, said Clerk’s

Office, said easement is further shown on a plat entitled “Property Survey for James Wade Williams, Sr.”, prepared by Robert W. Hurley III, GRLS No. 2184 dated March 14, 1997 and recorded in Plat Book 22, Page 55, Clerk’s Office, Monroe Superior Court, which said plat is by this reference made a part hereof for a more complete and accurate description; said Easement being dated November 5, 1997 and recorded in Deed Book 540, Page 93, said Clerk’s Office.

LESS AND EXCEPT FROM THE ABOVE DESCRIBED PROPERTY IS SO MUCH THEREOF, conveyed by warranty deed dated October 22, 2002 from Suree W. Bryson to Georgia Power Company, said deed being recorded in Deed Book 821, Page 131, said Clerk’s Office, the above described tract of land conveyed is said deed being more particularly shown on plat prepared for Georgia Power Company by Metro Engineering and Surveying Co., Inc., Chester M. Smith, Jr., GRLS No. 1445, entitled Plant Scherer Additional Property, and designated as Drawing Number “H-721-4”, on file in the office of the Georgia Power Company and recorded in Plat Book 25, Page 204, Clerk’s office, Monroe Superior Court, said plat by reference thereto is made a part hereof.

Being the same property conveyed by Barry Williams to Osiris Iglesias and Rene Rodriguez by Deed dated April 27, 2006, and recorded in Deed Book 1125, Page 78, Clerk’s office, Monroe Superior Court.

The above described property more particularly shown upon a plat of survey prepared for Georgia Power Company by Robert O. Jordan, GRLS #2902, dated March 4, 2011, GPC Map File No. P-241-4, and recorded in Plat Book 31, Page 41, Clerk’s Office, Monroe Superior Court.

Exhibit B

FORM OF SERIES 2011 A BOND
AND
TRUSTEE’S CERTIFICATE OF AUTHENTICATION

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO OGLETHORPE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. R-	$300,000,000

OGLETHORPE POWER CORPORATION, FIRST MORTGAGE BOND,
SERIES 2011 A, DUE 2050

REGISTERED OWNER:  [GOLDMAN, SACHS & CO./CEDE & CO.]

PRINCIPAL AMOUNT:  THREE HUNDRED MILLION DOLLARS

ISSUANCE DATE:  August 19, 2011

CUSIP NO.:  677050AH9

Oglethorpe Power Corporation (An Electric Membership Corporation), an electric membership corporation existing under the laws of the State of Georgia (together with any successors and assigns, “Oglethorpe”), for value received hereby promises to pay to the registered owner named above or registered assigns, on September 1, 2050 upon the presentation and surrender of this First Mortgage Bond, 5.25% Series 2011 A due September 1, 2050 (this “Series 2011 A Bond”), the principal amount (upon original issuance) of $300,000,000, issued under the Indenture, dated as of March 1, 1997 (the “Original Indenture”), as heretofore supplemented and as supplemented by the Sixty-First Supplemental Indenture (the “Sixty-First Supplemental Indenture”), between Oglethorpe, formerly known as Oglethorpe Power Corporation (An Electric Membership Generation & Transmission Corporation), as grantor, and U.S. Bank National Association, as successor to SunTrust Bank, formerly known as SunTrust Bank, Atlanta, as trustee (the “Trustee”) (the Original Indenture, as supplemented, the “Indenture”).

Oglethorpe shall pay the principal sum set forth above and pay interest on said principal sum from the date hereof until payment of said principal sum has been made or duly provided for, semi-annually at the interest rate of 5.25%.

The principal of, and interest on, this Series 2011 A Bond are payable at the principal corporate trust office of the Trustee, or of its successor as Trustee, or, at the option of the owner of this Series 2011 A Bond, at the principal office of any Paying Agent appointed in accordance with the Indenture; provided, however, that, subject to the next succeeding paragraph, interest may be payable, at the option of the Trustee, by check or draft drawn upon the Trustee and mailed to the registered address of the registered owner of this Series 2011 A Bond as of the close of business on the applicable Record Date (as defined in the Sixty-First Supplemental Indenture), or, at the written request of the registered owner of Series 2011 A Bonds in an aggregate principal amount greater than or equal to $1,000,000 delivered to the Trustee at least five days prior to the Record Date next preceding such payment date, by wire transfer to a wire transfer address in the continental United States as set forth in such request. Payment of the principal of and interest on this Series 2011 A Bond shall be in any coin or currency of the United States of America as, at the respective times of payment, shall be legal tender for the payment of public and private debts.

Notwithstanding any other provision of this Series 2011 A Bond to the contrary, so long as this Series 2011 A Bond shall be registered on books of Oglethorpe kept by the Obligation Registrar (as defined in the Indenture) in the name of The Depository Trust Company, a New

York Corporation (“DTC”), or its nominee, the provisions of the Indenture governing the Book-Entry System (as defined in the Indenture) shall govern the manner of payment of the principal of, and interest on, this Series 2011 A Bond.

The Series 2011 A Bonds are equally and ratably secured, to the extent provided in the Indenture, by the Trust Estate, except and excluding the Excepted Property and the Excludable Property.

Reference is hereby made to the Indenture, a copy of which is on file with the Trustee, for the provisions, among others, with respect to the nature and extent of the rights, duties and obligations of Oglethorpe, the Trustee and the owner of this Series 2011 A Bond, the terms upon which this Series 2011 A Bond is issued and secured, and the modification or amendment of the Indenture, to all of which the registered owner of this Series 2011 A Bond assents by the acceptance of this Series 2011 A Bond.

This Series 2011 A Bond is transferable, as provided in the Indenture, only upon the registration books of Oglethorpe maintained by the Obligation Registrar, which shall be the Trustee, kept at its principal office, upon presentation at said office of this Series 2011 A Bond with the written request of the registered owner hereof or his attorney duly authorized in writing, and a written instrument of transfer satisfactory to the Obligation Registrar duly executed by the registered owner or his duly authorized attorney.  The Obligation Registrar shall not be obliged to (i) make any exchange or transfer of this Series 2011 A Bond during the period beginning at the opening of business fifteen days next preceding the date of the mailing of the notice of redemption of the Series 2011 A Bonds or (ii) register the transfer of or exchange of any Series 2011 A Bond so selected for redemption in whole or in part, except the unredeemed portion of a Series 2011 A Bond being redeemed in part.

The Series 2011 A Bonds are issuable in the form of fully registered global bonds without coupons in the denomination of $1,000 each or any integral multiple thereof.  Upon payment of any required tax or other governmental charge and, subject to such conditions, the Series 2011 A Bonds, upon the surrender thereof at the principal office of the Obligation Registrar, with a written instrument of transfer satisfactory to the Obligation Registrar, duly executed by the registered owner or his duly authorized attorney, may, at the option of the registered owner thereof, be exchanged for an equal aggregate principal amount of Series 2011 A Bonds of the same interest rate and in any other authorized denominations.

This Series 2011 A Bond shall bear interest from, and including, the date hereof to, but excluding, September 1, 2050.  Interest shall be payable in arrears on March 1 and September 1 of each year prior to the maturity date of the Series 2011 A Bonds, commencing on March 1, 2012.  Interest on this Series 2011 A Bond shall be computed on the basis of a 360-day year of twelve 30-day months.

Optional Redemption:  The Company may redeem the Series 2011 A Bonds, in whole or in part, on any date or from time to time prior to their maturity, at its option. The Redemption Price for the Series 2011 A Bonds will be equal to the greater of:

(i)                                     100% of the principal amount of the Series 2011 A Bonds being redeemed; and

(ii)                                  the sum of the present values of the remaining principal and interest payments on the Series 2011 A Bonds being redeemed (excluding interest accrued and unpaid through the Redemption Date), discounted on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of (i) the yield to maturity, determined on the third Business Day prior to the Redemption Date, of a U.S. Treasury security having a life equal to the remaining average life of the maturity of Series 2011 A Bonds being redeemed and trading in the secondary market at the price closest to par, and (ii) 25 basis points, plus in each case accrued and unpaid interest thereon to but excluding the Redemption Date.

If there is no U.S. Treasury security having a life equal to the remaining average life of the Series 2011 A Bonds being redeemed, the discount rate will be calculated using a yield to maturity determined on a straight-line basis (rounding to the nearest calendar month, if necessary) from the average yield to maturity, determined on the third Business Day prior to the Redemption Date, of two U.S. Treasury securities having lives most closely corresponding to the remaining average life of the Series 2011 A Bonds being redeemed and trading in the secondary market at the price closest to par.

If less than all of the outstanding Series 2011 A Bonds are to be redeemed, the Series 2011 A Bonds to be redeemed will be selected by the Trustee in any method it deems fair and appropriate, and the portion of the Series 2011 A Bonds not so redeemed will be in integral multiples of $1,000.

The registered owner of this Series 2011 A Bond shall have no right to enforce the provisions of the Indenture, or to institute action to enforce the covenants therein, or to take any action with respect to any default under the Indenture, or to institute, appear in or defend any suit or other proceeding with respect thereto, except as provided in the Indenture.

All acts, conditions and things required by the Constitution and statutes of the State of Georgia, the governing rules and procedures of Oglethorpe and the Indenture to exist, to have happened and to have been performed precedent to and in the issuance of this Series 2011 A Bond, do exist, have happened and have been performed.

No covenant or agreement contained in this Series 2011 A Bond, the Indenture or the Sixty-First Supplemental Indenture shall be deemed to be a covenant or agreement of any official, officer, agent or employee of Oglethorpe in his individual capacity, and no officer of Oglethorpe executing this Series 2011 A Bond shall be liable personally on this Series 2011 A Bond or be subject to any personal liability or accountability by reason of the issuance of this Series 2011 A Bond.

This Series 2011 A Bond shall not be entitled to any benefit under the Indenture or be valid until this Series 2011 A Bond shall have been authenticated by the execution by the Trustee, or its successor as Trustee, of the Certificate of Authentication inscribed hereon.

IN WITNESS WHEREOF, Oglethorpe has caused this Series 2011 A Bond to be executed in its corporate name by its President and Chief Executive Officer and attested by its Secretary and its corporate seal to be hereunto affixed.

OGLETHORPE POWER CORPORATION
(AN ELECTRIC MEMBERSHIP CORPORATION)

By:
Thomas A. Smith
President and Chief Executive Officer
(CORPORATE SEAL)

Attest:

Patricia N. Nash
Secretary

This is one of the Obligations of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Agent

Date of Authentication:

Schedule 1

RECORDING INFORMATION

FOR

                      COUNTY, GEORGIA

DOCUMENT	RECORDING INFORMATION	DATE OF RECORDING

Original Indenture

First Supplemental Indenture

Second Supplemental Indenture

Third Supplemental Indenture

Fourth Supplemental Indenture

Fifth Supplemental Indenture

Sixth Supplemental Indenture

Seventh Supplemental Indenture

Eighth Supplemental Indenture

Ninth Supplemental Indenture

Tenth Supplemental Indenture

Eleventh Supplemental Indenture

Twelfth Supplemental Indenture

Thirteenth Supplemental Indenture

Fourteenth Supplemental Indenture

Fifteenth Supplemental Indenture

Sixteenth Supplemental Indenture

Seventeenth Supplemental Indenture

Eighteenth Supplemental Indenture

Nineteenth Supplemental Indenture

Twentieth Supplemental Indenture

Twenty-First Supplemental Indenture

Twenty-Second Supplemental Indenture

Twenty-Third Supplemental Indenture

Twenty-Fourth Supplemental Indenture

Twenty-Fifth Supplemental Indenture

DOCUMENT	RECORDING INFORMATION	DATE OF RECORDING

Twenty-Sixth Supplemental Indenture

Twenty-Seventh Supplemental Indenture

Twenty-Eighth Supplemental Indenture

Twenty-Ninth Supplemental Indenture

Thirtieth Supplemental Indenture

Thirty-First Supplemental Indenture

Thirty-Second Supplemental Indenture

Thirty-Third Supplemental Indenture

Thirty-Fourth Supplemental Indenture

Thirty-Fifth Supplemental Indenture

Thirty-Sixth Supplemental Indenture

Thirty-Seventh Supplemental Indenture

Thirty-Eighth Supplemental Indenture

Thirty-Ninth Supplemental Indenture

Fortieth Supplemental Indenture

Forty-First Supplemental Indenture

Forty-Second Supplemental Indenture

Forty-Third Supplemental Indenture

Forty-Fourth Supplemental Indenture

Forty-Fifth Supplemental Indenture

Forty-Sixth Supplemental Indenture

Forty-Seventh Supplemental Indenture

Forty-Eighth Supplemental Indenture

Forty-Ninth Supplemental Indenture

Fiftieth Supplemental Indenture

Fifty-First Supplemental Indenture

Fifty-Second Supplemental Indenture

Fifty-Third Supplemental Indenture

Fifty-Fourth Supplemental Indenture

Fifty-Fifth Supplemental Indenture

Fifty-Sixth Supplemental Indenture

DOCUMENT	RECORDING INFORMATION	DATE OF RECORDING

Fifty-Seventh Supplemental Indenture

Fifty-Eighth Supplemental Indenture

Fifty-Ninth Supplemental Indenture

Sixtieth Supplemental Indenture